                                                                     Exhibit 4.8


                                                                  EXECUTION COPY

                            AMENDMENT NO. 3 TO THE
                                CREDIT AGREEMENT

                                                   Dated as of December 11, 2002

   AMENDMENT NO. 3 TO THE CREDIT AGREEMENT among DRESSER, INC., a Delaware corporation (the "U.S. Borrower"), and D.I. LUXEMBOURG S.A.R.L., a corporation organized and existing under the laws of Luxembourg (the "Euro Borrower", and, collectively with the U.S. Borrower, the "Borrowers"), DEG ACQUISITIONS, LLC, a limited liability company organized and existing under the laws of Delaware ("DEG Acquisitions"), DRESSER HOLDINGS, INC., a Delaware corporation ("Dresser Holdings"), the Subsidiary Guarantors party to the Credit Agreement referred to below (the "Subsidiary Guarantors"), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the "Lenders"), WELLS FARGO BANK TEXAS, N.A., as the swing line bank, MORGAN STANLEY & CO. INCORPORATED, as collateral agent (the "Collateral Agent"), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the "Administrative Agent") for the Lenders and CREDIT SUISSE FIRST BOSTON, as syndication agent (the "Syndication Agent", and together with the Collateral Agent and the Administrative Agent, the "Agents").

   PRELIMINARY STATEMENTS:

   (1) The Borrowers, DEG Acquisitions, the Subsidiary Guarantors, the Lenders and the Agents have entered into a Credit Agreement dated as of April 10, 2001, as amended by Amendment No. 1 thereto dated as of March 13, 2002 and Amendment No. 2 thereto dated as of June 17, 2002 (such Credit Agreement, as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Dresser Holdings has entered into an Assignment and Assumption Agreement dated as of July 3, 2002 with DEG Acquisitions whereby Dresser Holdings assumed the duties and liabilities of DEG Acquisitions under the Credit Agreement and Security Agreement. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

   (2) he Borrowers and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

   SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

       (a) The definitions of "Asset Securitization" and "Receivables Subsidiary" in Section 1.01 of the Credit Agreement are amended in full to read as follows:

          " 'Asset Securitization' means any transaction or series of transactions that may be entered into by the U.S. Borrower, the Euro Borrower or any Subsidiary

                            Amendment No. 3 to the
                           Dresser Credit Agreement
       pursuant to which the U.S. Borrower, the Euro Borrower or such
       Subsidiary, as the case may be, may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the U.S. Borrower, the Euro Borrower or any Subsidiary) or may grant a security interest in any Accounts Receivable and any assets related thereto, including, without limitation, all collateral securing such Accounts Receivable, all contracts and contract rights and all guarantees or other obligations in respect of such Accounts Receivable, proceeds of such Accounts Receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, which Asset Securitization shall be consummated pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

       'Receivables Subsidiary' means any person in which the U.S. Borrower, the Euro Borrower or any Subsidiary makes an Investment and to which the U.S. Borrower, the Euro Borrower or any Subsidiary transfers Accounts Receivable (and related assets including contract rights) in connection with an Asset Securitization which engages in no activities other than in connection with the financing of Accounts Receivable or related assets (including contract rights) and which is designated by the Board of Directors of the U.S. Borrower (as provided below) as a "Receivables Subsidiary": (i) no portion of the Debt or any other Obligations (contingent or otherwise) of which (A) is guaranteed by the U.S. Borrower, the Euro Borrower or any Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Debt)) other than pursuant to Standard Securitization Undertakings, (B) is recourse to or obligates the U.S. Borrower, the Euro Borrower or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property or asset of the U.S. Borrower, the Euro Borrower or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (ii) with which neither the U.S. Borrower, the Euro Borrower nor any Subsidiary has any material contractual, agreement, arrangement or understanding other than on terms no less favorable to the U.S. Borrower, the Euro Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the U.S. Borrower or the Euro Borrower, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and (iii) to which neither the U.S. Borrower, the Euro Borrower nor any Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the U.S. Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of a resolution of the Board of Directors of the U.S. Borrower giving effect to such designation and an Officer's Certificate of the U.S. Borrower certifying that such designation complied with the foregoing conditions. Any Receivables Subsidiary shall not be a Subsidiary for purposes of the Credit Agreement, except with respect to the affirmative covenants set forth in Sections 5.01(a) through and including 5.01(h),

                            Amendment No. 3 to the
                           Dresser Credit Agreement
       except that the Collateral Agent (for the benefit of the Secured
       Parties) shall be granted a security interest in all of the Equity Interests in any Receivables Subsidiary to the extent owned by any Loan Party; provided, however, that, in respect of any and all security interests at any time held by the Collateral Agent or any of the other Secured Parties in any Equity Interest in any Receivables Subsidiary owned by any Loan Party: (1) the Collateral Agent and other Secured Parties shall not be entitled (whether before or after the occurrence of any Event of Default), unless the required consents and rating confirmations under the documentation in respect of the applicable Asset Securitization have been obtained by them, to (a) transfer and register such Equity Interests in the name of a Secured Party or any designee or nominee of a Secured Party, (b) foreclose such security interest regardless of the bankruptcy or insolvency of any Loan Party, (c) exercise any voting rights granted or appurtenant to such Equity Interests, (d) enforce any right that the holder of any such Equity Interest might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Receivables Subsidiary, or (e) exercise or enforce any other right or remedy whatsoever that otherwise might be granted or held (by law or contract, including the Collateral Documents) by a secured party holding a security interest in such Equity Interest, except only the right (i) to perfect such security interest in any manner permitted by law, (ii) to retain such security interest and maintain control over such Equity Interests, until all of the principal, interest and fees constituting Secured Obligations are paid in full in cash and (iii) to assert and enforce, in any bankruptcy case, the right to have the Secured Obligations allowed in such case as a secured claim to the extent of the value of such Equity Interests, and
       (2) the Collateral Agent and other Secured Parties hereby waive and forever release (and agree never to claim, demand, sue upon or enforce) any right to require (a) that any Receivables Subsidiary be in any manner merged, combined, collapsed or consolidated with or into any Loan Party, including by way of substantive consolidation in a bankruptcy case or (b) that the status of any Receivables Subsidiary as a separate entity be in any respect disregarded.

       (b) The definition of "Securitization Receivables" in Section 1.01 of the Credit Agreement is deleted in its entirety.

       (c) Section 1.01 of the Credit Agreement is further amended by inserting the following definitions in appropriate alphabetical order:

          " 'Accounts Receivable" means any obligation owing to any of the U.S. Borrower, the Euro Borrower or any Subsidiary (whether now existing or arising or acquired in the future) for the payment of goods or services provided by the U.S. Borrower, the Euro Borrower or any Subsidiary.'

          'Fair Market Value' means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the U.S. Borrower acting

                            Amendment No. 3 to the
                           Dresser Credit Agreement
       reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the U.S. Borrower delivered to the Administrative Agent.

          'Standard Securitization Undertaking' means representations, warranties, covenants, repurchase obligations and indemnities entered into by the U.S. Borrower, the Euro Borrower or any Subsidiary which are reasonable and customary in accounts receivable transactions."

       (d) Section 5.01(j) is amended by deleting the parenthetical "(other than the Receivables Subsidiary)" in clause (y) thereof.

       (e) Section 5.02(a) is amended by deleting clause (ix) thereof in its entirety and substituting therefor the following:

           "(ix)  Liens arising in connection with any Asset Securitization."

       (f) Section 5.02(b)(i) is amended by deleting subclause (D) thereof in its entirety and substituting therefor the following:

           "(D) Debt incurred in any Asset Securitization, which Debt is non-recourse to the U.S. Borrower and its Subsidiaries (other than any Receivables Subsidiary) to the extent customary in structured finance transactions of such type; and"

       (g) Section 5.02(b)(ii) is amended by deleting the word "and" at the end of subclause (N) thereof, deleting the period at the end of subclause (O) thereof and substituting therefor "; and", and inserting a new subclause (P) to read as follows:

           "(P) Debt incurred in any Asset Securitization, which Debt is non-recourse to the U.S. Borrower and its Subsidiaries (other than any Receivables Subsidiary) to the extent customary in structured finance transactions of such type."

       (h) Section 5.02(e) is amended by:

           (i) deleting clause (v) thereof in its entirety and substituting therefor the following:

               "(v) sales of Accounts Receivable and related assets (including contract rights) of the type specified in the definition of Asset Securitization to a Receivables Subsidiary for the Fair Market Value thereof, each of which shall include cash in an amount at least equal to 65% of the Fair Market Value thereof, provided that the U.S. Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of any Net Cash Proceeds (without taking into account the last proviso of the definition of "Net Cash Proceeds") from any initial sale and, to the extent of any subsequent net increase in the aggregate receivables pool funded by any Asset

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                    Securitization, any incremental sale, of such Accounts Receivable prepay the Advances as an optional prepayment under Section 2.06(a) (it being understood that (i) any such optional prepayment of the Revolving Credit Facility shall also be accompanied by a permanent reduction in the Revolving Credit Commitments in an amount equal to such prepayment and (ii) no mandatory prepayment shall be required under Section 2.06(b)(ii) in respect of any such Net Cash Proceeds); and"; and

           (ii) adding a new clause (vi) immediately after clause (v) thereof to read as follows:

                 "(vi) the sale or discount for fair value, in each case
                       without recourse, of accounts receivable of any Foreign Subsidiary."

       (i) Section 5.02(f)(i) is amended by (i) deleting the word "and" immediately before clause (E) thereof and substituting therefor a comma; and
   (ii) adding a new clause (F) immediately after clause (E) thereof to read as follows:

           "and (F) Investments in any Receivables Subsidiary in connection with any Asset Securitization, so long as such Investments are reasonably necessary to implement such Asset Securitization."

       (j) Section 5.02(q) is amended in its entirety to read as follows:

           "(q) Proceeds of Securitization Receivables. Commingle or permit any Subsidiary of the Borrowers to commingle, amounts constituting collections on and proceeds of Accounts Receivable and related assets sold pursuant to any Asset Securitization with cash or any other amounts of the Borrowers and their respective Subsidiaries other than the temporary commingling of collections on and proceeds of Accounts Receivable and related assets, in each case as may be necessary to identify and sort such collections and proceeds."

       (k) Section 5.03(e) of the Credit Agreement is amended in full to read as follows:

       "(e) Annual Business Plan. As soon as available and in any event no later than the end of each Fiscal Year, a business plan prepared by management of the U.S. Borrower, in form and substance reasonably satisfactory to the Administrative Agent, including balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date."

       (l) Section 5.04(a) is amended by deleting the table set forth therein in its entirety and substituting therefor the following table:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                           Quarter Ending               Ratio
                           --------------             ---------
                 March 31, 2002....................   4.90:1.00
                 June 30, 2002.....................   4.90:1.00
                 September 30, 2002................   4.90:1.00
                 December 31, 2002.................   5.50:1.00

                 March 31, 2003....................   5.40:1.00
                 June 30, 2003.....................   5.40:1.00
                 September 30, 2003................   5.30:1.00
                 December 31, 2003.................   5.30:1.00

                 March 31, 2004....................   5.00:1.00
                 June 30, 2004.....................   4.80:1.00
                 September 30, 2004................   4.50:1.00
                 December 31, 2004.................   4.10:1.00

                 March 31, 2005....................   3.75:1.00
                 June 30, 2005.....................   3.75:1.00
                 September 30, 2005................   3.75:1.00
                 December 31, 2005.................   3.75:1.00

                 March 31, 2006....................   3.25:1.00
                 June 30, 2006.....................   3.25:1.00

                 September 30, 2006................   3.25:1.00
                 December 31, 2006.................   3.25:1.00

                 For each fiscal quarter thereafter   3.00:1.00

      (m) Section 5.04(b) is amended by deleting the table set forth therein in its entirety and substituting therefor the following table:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                           Quarter Ending             Ratio
                          ----------------          ---------
                 March 31, 2002.................... 2.00:1.00
                 June 30, 2002..................... 2.00:1.00
                 September 30, 2002................ 2.00:1.00
                 December 31, 2002................. 2.00:1.00

                 March 31, 2003.................... 2.00:1.00
                 June 30, 2003..................... 2.00:1.00
                 September 30, 2003................ 2.00:1.00
                 December 31, 2003................. 2.00:1.00

                 March 31, 2004.................... 2.15:1.00
                 June 30, 2004..................... 2.15:1.00
                 September 30, 2004................ 2.30:1.00
                 December 31, 2004................. 2.30:1.00

                 March 31, 2005.................... 2.60:1.00
                 June 30, 2005..................... 2.60:1.00
                 September 30, 2005................ 2.60:1.00
                 December 31, 2005................. 2.60:1.00

                 March 31, 2006.................... 2.90:1.00
                 June 30, 2006..................... 2.90:1.00

                 September 30, 2006................ 2.90:1.00
                 December 31, 2006................. 2.90:1.00

                 For each fiscal quarter thereafter 3.00:1.00

     (n) Schedule I to the Credit Agreement is amended by deleting the amount "US$25,000,000.00" set forth opposite "Wells Fargo Bank Texas, N.A." under the caption "Letter of Credit Commitment" and replacing it with the amount of "US$35,000,000.00".

     (o) Schedule IV to the Credit Agreement is deleted in its entirety.

   SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions precedents shall have been satisfied:

          (a) The Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers, DEG Acquisitions, Dresser Holdings and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment.

                             Amendment No. 3 to the
                            Dresser Credit Agreement

          (b) All of the accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel for the Administrative Agent) shall have been paid in full.

          (c) The Administrative Agent shall have received the consent attached hereto duly executed by each Guarantor and each Grantor.

          (d) The U.S. Borrower shall have deposited in a segregated account with the Administrative Agent or one of its Affiliates an amount equal to $7,500,000.00 on or before the date hereof, to be applied by the Administrative Agent at the direction of the U.S. Borrower as an optional prepayment to the Tranche B Term Facility on or before January 15, 2003.

          (e) The U.S. Borrower shall have paid to the Administrative Agent, for the benefit of the applicable Lenders, a fee equal to 0.15% of the aggregate Commitments of each Lender that has executed and delivered this Amendment on or before December 11, 2002.

This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

     SECTION 3. Representations and Warranties of the Borrower. Each Borrower represents and warrants as follows:

          (a) On the date hereof, after giving effect to this Amendment, (i) no event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default and (ii) all representations and warranties set forth in the Loan Documents shall be true and correct in all material respects.

          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrowers of this Amendment and by the Guarantors and the Grantors of the consent attached hereto or other transactions contemplated hereby.

          (c) This Amendment has been duly executed and delivered by the Borrowers. The consent attached hereto has been duly executed and delivered by each of the Guarantors and the Grantors. This Amendment and each of the other Loan Documents, as amended hereby, to which each Borrower, each Guarantor and each Grantor is a party are legal, valid and binding obligations of such Borrower, such Guarantor and such Grantor, as applicable, enforceable against such Borrower, such Guarantor and such Grantor, as applicable, in accordance with their respective terms.

     SECTION 4. Reference to and Effect on the Credit Agreement and the Notes.
(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit

                             Amendment No. 3 to the
                            Dresser Credit Agreement

Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

          (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

   SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

   SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                      [SIGNATURE PAGES IMMEDIATELY FOLLOW]

                             Amendment No. 3 to the
                            Dresser Credit Agreement

                                                                     Exhibit 4.1

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          DRESSER, INC., as U.S. Borrower

                                          By ___________________________________
                                              Name:
                                              Title:

                             Amendment No. 3 to the
                            Dresser Credit Agreement

                                          D.I. LUXEMBOURG S.A.R.L., as Euro
                                          Borrower

                                          By ___________________________________
                                              Name:
                                              Title:

                             Amendment No. 3 to the
                            Dresser Credit Agreement

                                          DEG ACQUISITIONS, LLC


                                          By:  FIRST RESERVE FUND VIII, L.P.,
                                               a Delaware limited partnership,
                                               its Manager
                                          By:  FIRST RESERVE GP VIII, L.P.,
                                               a Delaware limited partnership,
                                               its general partner
                                          By:  FIRST RESERVE CORPORATION,
                                               a Delaware corporation, its
                                               general partner

                                          By:  _________________________________
                                               Name:
                                               Title:

                             Amendment No. 3 to the
                            Dresser Credit Agreement

                                          DRESSER HOLDINGS, INC.


                                          By ___________________________________
                                              Name:
                                              Title:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                          MORGAN STANLEY SENIOR FUNDING, INC.,
                                          as Administrative Agent


                                          By  __________________________________
                                              Name:
                                              Title:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                          MORGAN STANLEY & CO. INCORPORATED,
                                          as Collateral Agent


                                          By ___________________________________
                                              Name:
                                              Title:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                          CREDIT SUISSE FIRST BOSTON,
                                          as Syndication Agent


                                          By ___________________________________
                                              Name:
                                              Title:


                                          By ___________________________________
                                              Name:
                                              Title:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                          UBS WARBURG LLC,
                                          as Co-Documentation Agent


                                          By ___________________________________
                                              Name:
                                              Title:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION, as Co-Documentation Agent


                                          By ___________________________________
                                              Name:
                                              Title:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                     REVOLVING CREDIT LENDERS, TRANCHE A EURO
                                     TERM LENDERS AND TRANCHE A U.S. TERM
                                     LENDERS


                                        ________________________________________
                                        [Print Name of Financial Institution]

                                        By _____________________________________
                                            Name:
                                            Title:


                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                      TRANCHE B TERM LENDERS


                                          ______________________________________
                                          [Print Name of Financial Institution]


                                          By ___________________________________
                                              Name:
                                              Title:


                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                      ISSUING BANKS


                                          WELLS FARGO BANK, N.A.


                                          By ___________________________________
                                              Name:
                                              Title:


                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                          CREDIT SUISSE FIRST BOSTON


                                          By ___________________________________
                                              Name:
                                              Title:


                                          By ___________________________________
                                              Name:
                                              Title:


                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                      SWING LINE BANK


                                          WELLS FARGO BANK TEXAS, N.A.


                                          By ___________________________________
                                              Name:
                                              Title:


                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                    CONSENT

                                                  Dated as of December 11, 2002

   Each of the undersigned as a Loan Party under the Credit Agreement referred to in the foregoing Amendment and as Grantor under the Security Agreement dated as of April 10, 2001 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement") in favor of the Collateral Agent, for its benefit and the benefit of the Lenders party to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, each Loan Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in each Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).


                                          DEG ACQUISITIONS, LLC


                                          By:  FIRST RESERVE FUND VIII, L.P.,
                                               a Delaware limited partnership,
                                            its Manager
                                          By:  FIRST RESERVE GP VIII, L.P.,
                                               a Delaware limited partnership,
                                            its general partner
                                          By:  FIRST RESERVE CORPORATION,
                                               a Delaware corporation, its
                                            general partner


                                          By: __________________________________
                                              Name:
                                              Title:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                          DRESSER HOLDINGS, INC.


                                          By ___________________________________
                                              Name:
                                              Title:


                                          DRESSER INTERNATIONAL, INC.


                                          By ___________________________________
                                              Name:
                                              Title:


                                          DRESSER RE, INC.


                                          By ___________________________________
                                              Name:
                                              Title:


                                          DRESSER RUSSIA, INC.


                                          By ___________________________________
                                              Name:
                                              Title:


                                          LVF HOLDING CORPORATION


                                          By ___________________________________
                                              Name:
                                              Title:


                                          MODERN ACQUISITION, INC.


                                          By ___________________________________
                                              Name:
                                              Title:

                            Amendment No. 3 to the
                           Dresser Credit Agreement

                                          DRESSER ENTECH, INC.


                                          By ___________________________________
                                              Name:
                                              Title:



                                          RING-O VALVE, INCORPORATED


                                          By ___________________________________
                                              Name:
                                              Title:


                            Amendment No. 3 to the
                           Dresser Credit Agreement